EXHIBIT 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF PIONEER NATURAL RESOURCES COMPANY
PURSUANT TO 18 U.S.C. § 1350

     I, Richard P. Dealy, Executive Vice President and Chief Financial Officer of Pioneer Natural Resources Company (the “Company”), hereby certify that the accompanying report on Form 10-K for the year ended December 31, 2004, as amended, and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.

     I further certify that the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

/s/ Richard P. Dealy

Name:	Richard P. Dealy, Executive Vice
President and Chief Financial Officer
Date:	March 10, 2005